SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 8, 2007

                           American Bank Incorporated
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             (Exact name of registrant as specified in its charter)

        Pennsylvania                000-31246                   01-0593266
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(State or other jurisdiction  (Commission File No.)          (I.R.S. Employer
      of incorporation)                                     Identification No.)


4029 West Tilghman Street, Allentown, Pennsylvania                 18104
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(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code:  (610) 366-1800
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                                 Not Applicable
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01      Other Events
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     On February 8, 2007,  American Bank Incorporated (the "Company")  announced plans to deregister the Company's common stock under the Securities Exchange Act of 1934, as amended, and therefore end the Company's obligation to file reports with the Securities and Exchange Commission (the "SEC"). The plan will be accomplished through a merger transaction with an interim corporation to be established by the Company, together with a share reclassification. As a result of the merger of the to-be-formed interim corporation into the Company and the share reclassification, the following would occur: shareholders of record owning 100 or fewer common shares of the Company will receive $9.10 in cash for each share held; shareholders of record owning more than 100 but fewer than 1,000 common shares of the Company will have the option of choosing between $9.10 in cash per share and receipt of shares of a proposed new class of preferred stock of the Company called "Series A Preferred Stock" on a share for share basis; and shareholders of record owning 1,000 or more common shares of the Company will retain their common shares without change. As part of the merger, the Company will limit the amount of cash payable in the transaction to an amount no less than $1,650,000, which would enable all record shareholders owning less than 1,000 shares as of February 8, 2007 to receive $9.10 in cash. At the time of election, if there are more shareholders electing cash than is available, priority will be given to shareholders who were holders of record and owned less that 1,000 shares as of February 8, 2007.

     The Company expects to present the proposal for approval by shareholders at the Company's annual meeting of shareholders currently expected to be held in June 2007.

     A copy of the Company's press release making the announcement is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

         Exhibit No.                 Description
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         99.1                        Press release dated February 8, 2007

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      AMERICAN BANK INCORPORATED



DATE:  February 12, 2007              By: /s/ Mark W. Jaindl
                                          -------------------------------------
                                          Mark W. Jaindl
                                          President and Chief Executive Officer


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                                  EXHIBIT INDEX

     The following exhibits are filed as part of this report:

     Exhibit No.                        Description
     -----------                        -----------
     99.1                               Press release dated February 8, 2007